                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              H. J. Heinz Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              H. J. Heinz Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO of H. J. HEINZ COMPANY]

H. J. Heinz Company
World Headquarters
P. O. Box 57
Pittsburgh, Pennsylvania 15230


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H.
J. Heinz Company to be held at 2 P.M. on Wednesday, September 10, 1997, at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and the Proxy Statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. You may obtain an admission ticket for the meeting by completing the ticket request form which appears at the end of the Proxy Statement and returning it in the same envelope with your proxy.


In accordance with our regular practice, a report of annual meeting proceedings, including an account of actions taken, will be sent to you following the meeting.


                           Respectfully yours,


                           /s/ Anthony J. F. O'Reilly

                           Anthony J. F. O'Reilly
                           Chairman of the Board
                           and Chief Executive Officer


August 4, 1997

Notice of
Annual Meeting
of Shareholders



The Annual Meeting of Shareholders of H. J. Heinz Company will be held at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania, on Wednesday, September 10, 1997, at 2 P.M. Eastern Daylight Time, for the following purposes:

  (1) To elect nineteen directors for a term of one year;

  (2) To elect auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending April 29,1998; and

  (3) To consider and act upon such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for a description of matters to be considered at the meeting.

Holders of record as of the close of business on July 18, 1997 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                               Benjamin E. Thomas, Jr.
                                               Secretary


August 4, 1997

Table of Contents


                                                                           PAGE

General...................................................................   1

Voting Securities and Record Date.........................................   1

Security Ownership of Certain Beneficial Owners...........................   2

Security Ownership of Management..........................................   2

Board of Directors and Committees of the Board............................   4

Matters to Be Acted Upon

 1. Election of Directors.................................................   6

 2. Election of Auditors..................................................   9

 3. Other Business........................................................   9

Executive Compensation....................................................  10

Report of the Management Development and Compensation Committee on
 Executive Compensation...................................................  13

Performance Graph--Five Fiscal Years (1992-1997)..........................  15

Performance Graph--17 Fiscal Years (1980-1997)............................  16

Additional Information....................................................  16

Appendix A--H. J. Heinz Company Board of Directors Statement on
            Corporate Governance.......................................... A-1

PROXY STATEMENT

GENERAL

This Proxy Statement, with the enclosed proxy card, is being mailed to the shareholders of H. J. Heinz Company (the "Company") starting on or about August 4, 1997 in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania, at 2 P.M. on Wednesday, September 10, 1997. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the Annual Meeting of Shareholders. The principal executive offices of the Company are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as stated in this Proxy Statement.

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees or agents of the Company may solicit proxies by mail, telephone, facsimile and personal interview. To assist in the solicitation of proxies, the Company has engaged
D. F. King & Co., Inc. for a fee estimated not to exceed $18,000 plus reimbursement of expenses. The Company will also request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, of record as of the close of business on July 18, 1997 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 369,927,478 shares of Common Stock, the holders of which are entitled to one vote per share, and 23,240 shares of Third Cumulative Preferred Stock, $1.70 First Series, the holders of which are entitled to one-half vote per share. The Company does not have cumulative voting.

Insofar as management is advised, no executive officer, director or director nominee of the Company, nor any person who has been an executive officer, director or director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, director or director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person which directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following is the only shareholder known to the Company or its management which beneficially owned as of June 30, 1997 more than five percent of any class of the Company's voting securities:

                                     INVESTMENT POWER      VOTING POWER
   NAME AND ADDRESS                -------------------- -------------------                 PERCENT
  OF BENEFICIAL OWNER                 SOLE     SHARED     SOLE     SHARED     TOTAL       OF CLASS(2)
  -------------------              ---------- --------- --------- --------- ----------    -----------
Mellon Bank Corporation            17,796,000 7,521,000 3,015,000 8,137,198 26,589,198(1)    7.20%
 One Mellon Bank Center
 Pittsburgh, PA 15258-0001

---------
(1) The shares held by Mellon Bank Corporation ("Mellon") are held by direct and indirect subsidiaries of Mellon in a fiduciary capacity. Mellon has disclaimed having a beneficial economic interest in any shares held in a fiduciary capacity.

(2) Represents the total shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1997.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 1997, by each director, director nominee and by all directors, director nominees and executive officers as a group, being 19 in number.


                               SHARES OF                                        TOTAL SHARES OF
                              COMMON STOCK                                        COMMON STOCK
                            OWNED, EXCLUDING                                   BENEFICIALLY OWNED
                           SHARES SUBJECT TO                                     (INCLUDING THE
                              OPTIONS AND                        SHARES HELD    SHARES LISTED IN      PERCENT
                            SHARES HELD IN A        OPTIONS     IN A FIDUCIARY    THE ADJACENT          OF
          Name           FIDUCIARY CAPACITY (1) EXERCISABLE (2)  CAPACITY (3)     COLUMNS) (4)       CLASS (5)
          ----           ---------------------- --------------- -------------- ------------------    ---------
Anthony J. F. O'Reilly..        6,011,331                -0-            -0-         6,011,331(6)(7)    1.63%
William P. Snyder III...           57,315                -0-      4,074,366         4,131,681(8)       1.12%
Joseph J. Bogdanovich...        3,801,431             11,070            -0-         3,812,501(9)       1.03%
Herman J. Schmidt.......            4,500                -0-            -0-             4,500            --
Albert Lippert..........           18,996                -0-            -0-            18,996            --
Eleanor B. Sheldon......           11,400                -0-            -0-            11,400            --
Richard M. Cyert........            2,600                -0-            -0-             2,600(10)        --
Samuel C. Johnson.......           50,400                -0-         10,500            60,900(11)        --
Donald R. Keough........            2,790                -0-            -0-             2,790            --
S. Donald Wiley.........          169,538                -0-      5,423,084         5,592,622(12)      1.51%
Lawrence J. McCabe......           62,198            420,000            -0-           482,198           .13%
David R. Williams.......           59,909            900,000            -0-           959,909(7)        .26%
Luigi Ribolla...........            3,018            570,000            -0-           573,018           .15%
Nicholas F. Brady.......            3,900                -0-            -0-             3,900(13)        --
William R. Johnson......          183,398            862,500            -0-         1,045,898(7)(14)    .28%
William C. Springer.....          126,627          1,325,000            -0-         1,451,627           .39%
Edith E. Holiday........            1,200                -0-            -0-             1,200            --
Thomas S. Foley.........              600                -0-            -0-               600            --
Paul F. Renne...........           29,865            125,000            -0-           154,865            --
All directors, director
 nominees and executive
 officers as a group....       10,601,016          4,213,570      9,507,950        24,322,536          6.34%

---------
 (1) Shares listed in this column include all shares in which the named individuals and all directors, director nominees and executive officers as a group (other than shares subject to stock options exercisable within 60 days of June 30, 1997 and shares held in a fiduciary capacity as trustee of a trust) have a present beneficial economic interest and also include all shares allocated to the accounts of the named individuals and all directors, director nominees and executive officers as a group under the Company's Employees Retirement and Savings Plan (A. J. F. O'Reilly, 145,275; L. J. McCabe, 34,328; D. R. Williams, 13,938; W. R. Johnson, 8,317; W. C. Springer, 20,832; P.F. Renne, 29,865; and all directors, director nominees and executive officers as a group, 252,555).
 (2) Represents shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 1997.
 (3) Represents shares beneficially owned by the named individual in a fiduciary capacity as a trustee of a trust.
 (4) Shares listed in this column include all shares listed in the adjacent columns. Each person has both sole voting and sole investment power with respect to the shares listed, unless otherwise indicated.
 (5) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1997, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 1997. Percentages of less than .1 percent are omitted.
 (6) Includes 148,500 shares held by a corporation which is beneficially owned by Dr. O'Reilly and members of his family and 5,256,956 shares held by another corporation which is beneficially owned by Dr. O'Reilly.
 (7) The shares indicated do not include unallocated shares held by the Company's leveraged employee stock ownership plan (the "Leveraged ESOP"). Such shares are voted or tendered by the trustee in accordance with instructions received from the Investment Committee of the Board of Directors of the Company, unless the Investment Committee delegates this authority to plan participants. Dr. O'Reilly and Messrs. W.R. Johnson and Williams currently serve as members of the Investment Committee. As of June 30, 1997, 750,586 shares of Common Stock were held in the Leveraged ESOP but not allocated to participants' accounts. Each member of the Investment Committee disclaims having a beneficial economic interest in such shares.

 (8) Mr. Snyder has shared voting power and shared investment power with respect to 4,074,366 shares held by three trusts of which he is co-trustee. The shares held by these three trusts, of which Mellon Bank is also a co-trustee, are included in the shares referred to in Note (1) on page 2 of this Proxy Statement. Mr. Snyder has shared investment power with respect to 657,000 shares held by a trust which is referred to in Note (12) below.

 (9) Includes 3,758,728 shares held by a corporation of which a trust (Mr. Bogdanovich is the sole beneficiary of such trust) owns a securing interest and 8,832 shares held by another trust. Mr. Bogdanovich is the sole beneficiary of such shares, but shares voting power and investment power with respect to these shares.

(10) Includes 1,900 shares of Common Stock owned jointly by Dr. Cyert and his wife.

(11) Includes 10,500 shares of Common Stock held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust.

(12) Mr. Wiley has shared investment power with respect to the 3,093,584 shares held by the Vira I. Heinz Endowment. Mr. Wiley has shared investment power with respect to 2,329,500 shares held by two trusts, one of which includes the 657,000 shares referred to in Note (8) above. Mr. Wiley disclaims having a beneficial economic interest in the shares held by such trusts.

(13) Includes 3,000 shares of Common Stock held by a trust of which Mr. Brady is the sole beneficiary.

(14) Represents Mr. Johnson's beneficial ownership as of July 8, 1997.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under the general management of a Board of Directors as provided by the laws of Pennsylvania, the Company's state of incorporation. The By-laws of the Company provide for an Executive Committee which, unless limited by a resolution of the Board and except to the extent limited by law, has authority to act in all matters that the full Board may act upon when the Board is not in session. The Executive Committee reports all of its actions to the full Board of Directors. The Executive Committee is currently composed of Messrs. O'Reilly (Chairman), Bogdanovich, McCabe, Williams, Ribolla, W.R. Johnson, Springer and Renne.

In addition to the Executive Committee, the Board of Directors has designated the following five standing committees of the Board: Audit, Nominating, Management Development and Compensation, Investment, and Public Issues and Social Responsibility.

The Audit Committee's basic functions are to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants and the Company's internal auditors. Currently, the members of the Audit Committee, all of whom are outside directors, are Messrs. Snyder (Chairman), Cyert, Schmidt, S.C. Johnson, Brady, Lippert and Mss. Sheldon and Holiday.

The Nominating Committee is responsible for establishing qualification guidelines for potential directors and screening and recommending prospective candidates for membership on the Board. The Nominating Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the attention of the Secretary of the Company together with a statement of the nominee's or nominees' qualifications. Such information must be received no later than 120 days prior to the Annual Meeting of Shareholders. The current members of the Nominating Committee are Messrs. O'Reilly (Chairman), Cyert, Schmidt, Snyder, Bogdanovich, Lippert, Keough and Brady.

The Management Development and Compensation Committee's basic functions are to monitor the Company's management systems for selecting and planning succession at the corporate and key subsidiary officer level, to develop a corporate organization structure, and to review the adequacy and effectiveness of the management compensation plans of the Company. The Management Development and Compensation Committee recommends to the Board the Chief Executive Officer for the Company; reviews and approves the appointment of corporate officers who report directly to the Chief Executive Officer and the compensation of the Chief Executive Officer and the managers reporting to the Chief Executive Officer; reviews and approves the management incentive systems of the Company and the awards granted thereunder; determines the corporate goals and the awards granted under the incentive compensation plan of the Company; and administers the Company's stock option plans. The current members of the Management Development and Compensation Committee, all of whom are outside directors, are Messrs. Schmidt (Chairman), Snyder, Cyert, S.C. Johnson, Keough, Foley and Ms. Sheldon.

The Investment Committee's primary function is to monitor the policies and operations of the Employee Benefits Administration Board and the investment of the Company's Pension, Employees Savings, and Long-Term Disability funds for U.S. and foreign affiliate companies. The current members of the Investment Committee are Messrs. O'Reilly (Chairman),
W.R. Johnson and Williams.

The Public Issues and Social Responsibility Committee's basic functions are to monitor the policies and actions of the Company relating to major issues of public and governmental concern, including, but not limited to, equal employment opportunity, environmental, occupational health and safety, public health and nutrition, and charitable contributions; and to consider the significant social impact of corporate activities. The Public Issues and Social Responsibility Committee is responsible for making recommendations to management that it considers to be major issues of public concern that may require special attention or action; reviewing Company policies and actions relating to such issues; and monitoring the Company's activities and performance in light of such policies. The current members of the Public Issues and Social Responsibility Committee are Mss. Sheldon (Chairman) and Holiday and Messrs. O'Reilly, Schmidt, Lippert, Cyert, Bogdanovich, Wiley and Foley.

During fiscal year 1997, the Executive Committee held nine meetings, the Nominating Committee held one meeting, the Management Development and Compensation Committee held six meetings, the Investment Committee held one meeting, the Audit Committee held three meetings, and the Public Issues and Social Responsibility Committee held one meeting.

The Board of Directors held nine meetings during fiscal year 1997. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which the director served.

DIRECTOR COMPENSATION

Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $30,000 for Board service and a fee of $1,500 for each Board and committee meeting attended. The outside directors who serve as chairmen of the Audit Committee, the Management Development and Compensation Committee, and the Public Issues and Social Responsibility Committee receive additional annual retainers of $5,000, $5,000 and $3,000, respectively. A director who is not a full-time employee of the Company is permitted to defer some or all of his retainer and attendance fees until termination of services as a director or to a specified year in the future. At the end of the deferral period, a participating director may receive his cash payment together with accrued interest (calculated periodically at the prime rate) either in a lump sum or in equal annual installments. A director who has served as such for five or more years while not a full-time employee of the Company or one of its subsidiaries, will be paid, upon retirement on or after age 70, a pension benefit for life equivalent to the annual retainer in effect at the time of the director's retirement.

As part of the Company's overall program to promote charitable giving, the Company has maintained a charitable award program funded by insurance policies on the lives of the Company's directors who were not full-time employees and who were members of the Board of Directors prior to 1995. Under the program, following the death of a director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the director and approved by the Company.

In addition, the Company has had a similar program for directors who were executive officers and certain other key employees of the Company as of November 1, 1989. Participation in this program was contingent upon the participant having made annual charitable contributions for five consecutive years in an amount not less than $1,000 nor more than $4,000 per year to the Company's charitable foundation prior to January 1994. With respect to the participants, the amount the Company will donate to qualifying charitable organizations on their behalf will range from $750,000 to $2,000,000 based upon their age at the time of enrollment.

The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Also, under the H. J. Heinz Company Stock Compensation Plan for Non-Employee Directors, which was approved by the Company's shareholders in September 1995, each non-employee director received an annual award of 300 shares of the Company's Common Stock in September 1996.

MATTERS TO BE ACTED UPON
1. ELECTION OF DIRECTORS
(Item 1 on proxy card)

The Board of Directors, pursuant to the By-laws of the Company, has determined that the number of directors constituting the full Board of Directors shall be
19. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the proxies will be voted for the 19 nominees unless otherwise specified. All of the nominees are now serving as directors. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify.

INFORMATION REGARDING NOMINEES FOR ELECTION OF DIRECTORS

A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships for each person nominated to become a director of the Company and their ages (as of September 10, 1997) are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

          NAME                          BUSINESS EXPERIENCE AND AGE
          ----                          ---------------------------
 Anthony J. F. O'Reilly Chairman of the Board of H. J. Heinz Company since March
                        11, 1987 and Chief Executive Officer since July 1, 1979;
                        President of the Company from July 1, 1979 until June 12,
                        1996; director of the Company since 1971; 61.

 William P. Snyder III  President of The Wilpen Group, Inc. (investment group)
                        since 1986; director of the Company since 1961; director of Whitney Holding Corporation (bank holding company); 79.

 Joseph J. Bogdanovich  Vice Chairman of the Board of H. J. Heinz Company since
                        September 7, 1988; also in charge of Heinz Japan Ltd.
                        since June 20, 1973; Chairman of the Board of Star-Kist
                        Foods, Inc.; director of the Company since 1963; 85.

 Herman J. Schmidt      Independent businessman; director of the Company since
                        1977; director of HON Industries, Inc. (manufacturer of
                        office furniture); 80.

 Albert Lippert         Consultant; Chairman of the Board of Weight Watchers
                        International, Inc. from 1968 to January 1991; director of the Company since 1978; 72.

 Eleanor B. Sheldon     Social Scientist; director of the Company since 1979; 77.

 Richard M. Cyert       Professor of Economics and Management, Carnegie Mellon
                        University since 1992 and President Emeritus of Carnegie
                        Mellon University since 1990; director of the Company
                        since 1984; 76.

 Samuel C. Johnson      Nonexecutive Chairman of the Board of S. C. Johnson & Son,
                        Inc. (manufacturer of chemical specialty products) since
                        January 1994; Chairman of S.C. Johnson & Son, Inc. from
                        1988 to January 1994; director of the Company since 1988;
                        director and chairman of Johnson Worldwide Associates,
                        Inc., director of Deere & Company and Mobil Corporation;
                        69.


        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 Donald R. Keough   Adviser to the Board of Directors of The Coca-Cola Company
                    since April 1993 and Chairman of the Board of Allen & Co.
                    Incorporated (an investment banking firm) since April 1993;
                    President, Chief Operating Officer and a director of The Coca-
                    Cola Company from 1981 until his retirement in April 1993;
                    Chairman of the Board of Coca-Cola Enterprises Inc. until
                    April 1993; director of the Company since 1990; director of
                    The Washington Post Company, Home Depot Inc. (retailer) and
                    McDonald's Corporation; 71.

 S. Donald Wiley    Vice Chairman of the H. J. Heinz Company Foundation (a
                    charitable foundation) since October 1990; Trustee of the Vira
                    I. Heinz Endowment; Special Counsel with the law firm of Reed
                    Smith Shaw & McClay from May 1, 1991 to January 31, 1993;
                    director of the Company from 1972 until September 30, 1990 and since his reelection in 1991; 70.

 Lawrence J. McCabe Senior Vice President-General Counsel of H. J. Heinz Company
                    since June 12, 1991; director of the Company since 1991; 62.

 David R. Williams  Executive Vice President of H.J. Heinz Company since June 12,
                    1996 and in charge of Ore-Ida Foods, Inc., Star-Kist Foods,
                    Inc. and Heinz operations in Latin America since January 6,
                    1997 and in charge of all Heinz affiliates and activities in India, Pakistan and southern Africa since October 12, 1994;
                    Executive Vice President--Finance and Chief Financial Officer from June 12, 1996 to September 13, 1996; Senior Vice
                    President-Finance and Chief Financial Officer from August 1,
                    1992 until June 12, 1996; director of the Company since 1992;
                    54.

 Luigi Ribolla      Executive Vice President of H. J. Heinz Company and
                    President-- Heinz Europe since June 12, 1996 and in charge of all Heinz affiliates in Europe, Cairo Foods Industries SAE in
                    Egypt and Heinz development activities in Russia, Eastern
                    Europe, the Middle East and North Africa since August 1, 1992;
                    Senior Vice President from August 1, 1992 until June 12, 1996;
                    director of the Company since 1992; 60.

 Nicholas F. Brady  Chairman of the Board and President of Darby Advisors, Inc.
                    (an investment firm) since February 1993, Chairman of Darby
                    Overseas Investments, Ltd. (an investment firm) since February
                    1994, Chairman of Darby Emerging Markets Investments LDC (an investment firm) since November 1994, Chairman of Darby Chile
                    Fund, LLC (an investment firm) and Darby Chile Holdings, Ltd.
                    (an investment firm) since February 7, 1996; Secretary of the United States Department of Treasury from September 1988 until
                    January 1993; director of the Company since 1993 (formerly a director of the Company from June 1987 until September 1988);
                    director of Christiana Companies, Inc. (oil and gas field machinery and equipment), Amerada Hess Corporation (oil/gas) and various Templeton Mutual Funds (investment companies); 67.


        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 William R. Johnson  President and Chief Operating Officer of H.J. Heinz Company
                     since June 12, 1996; Senior Vice President in charge of Star-
                     Kist Foods, Inc. and Heinz operations in the Asia/Pacific
                     area from September 8, 1993 until June 12, 1996; Chief
                     Executive Officer of Star-Kist Foods, Inc. and President and
                     Chief Executive Officer of Heinz Pet Products Company from
                     November 1, 1988 until June 12, 1996; director of the Company since 1993; director of Cincinnati Financial Corporation
                     (insurance) and Amerada Hess Corporation (oil/gas); 48.

 William C. Springer Executive Vice President of H. J. Heinz Company since June
                     12, 1996 and in charge of Heinz U.S.A. and Heinz Canada since
                     September 8, 1993 and in charge of Weight Watchers operations worldwide, and Heinz Bakery Products since June 12, 1996;
                     President of Heinz North America since June 1, 1992 and
                     President and Chief Executive Officer of Heinz U.S.A.
                     division since May 1, 1989; Senior Vice President from
                     September 8, 1993 until June 12, 1996; in charge of Heinz operations in Latin America from September 8, 1993 to January
                     6, 1997 and Ore-Ida Foods, Inc. from June 12, 1996 to January
                     6, 1997; director of the Company since 1993; director of Everen Securities (an investment firm); 57.

 Edith E. Holiday    Attorney; Assistant to the President of the United States and
                     Secretary of the Cabinet from June 1990 to January 1993;
                     director of the Company since 1994; director of Hercules,
                     Inc. (chemicals), Amerada Hess Corporation (oil/gas), Beverly
                     Enterprises, Inc. (health) and director or trustee of various investment companies in the Franklin Templeton group of
                     mutual funds; 45.

 Thomas S. Foley     Partner in the law firm of Akin, Gump, Strauss, Hauer & Feld,
                     L.L.P.; Speaker of the United States House of Representatives
                     from June 1989 to January 1995; director of the Company since
                     1995; 68.

 Paul F. Renne       Executive Vice President and Chief Financial Officer of H.J.
                     Heinz Company since June 11, 1997; Senior Vice President--
                     Finance and Chief Financial Officer from September 13, 1996 to June 11, 1997; Vice President-Treasurer from October 1,
                     1986 to September 13, 1996; director of the Company since his election by the Board in June 1997; 54.


CERTAIN BUSINESS RELATIONSHIPS

Dr. O'Reilly is Chairman of the Dublin, Ireland law firm of Matheson Ormsby Prentice. Matheson Ormsby Prentice provided legal services to the Company during fiscal year 1997 and it is anticipated that it will continue to provide legal services to the Company in the future.

On November 20, 1995, the H.J. Heinz Company Consolidated Retirement and Pension Plan Fund ("Heinz Plan") committed to invest, on a call basis, up to U.S. $5 million in limited partner interests of Darby Emerging Markets Fund, L.P. ("Darby Fund"), a Cayman Islands limited partnership. Darby Overseas Partners, L.P. ("Darby Overseas"), a Delaware limited partnership in which Mr. Brady is a limited partner, is also a limited partner of Darby Fund. In addition, Mr. Brady is Chairman and a shareholder of Darby Overseas Investments, Ltd. ("General Partner"), a Delaware corporation that serves as general partner of Darby Overseas. Mr. Brady also serves as Chairman of Darby Emerging Markets Investments LDC

("Darby Emerging Markets"), a Cayman Islands limited duration company that serves as general partner of Darby Fund. Darby Overseas and the General Partner own 99% and 1%, respectively, of the capital stock of Darby Emerging Markets. Through its ownership of Darby Emerging Markets, Darby Overseas may receive performance-based distributions from Darby Fund in the future. Finally, Darby Overseas serves as advisor to Darby Fund. The Heinz Plan, through Darby Emerging Markets, pays Darby Overseas annual compensation for such advisory services equal to 2% of the Heinz Plan's U.S. $5 million capital commitment to Darby Fund.

2. ELECTION OF AUDITORS
(Item 2 on proxy card)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIRM OF COOPERS & LYBRAND L.L.P. AS THE AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING APRIL 29, 1998. IT IS INTENDED THAT THE PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH FIRM UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

Representatives of Coopers & Lybrand L.L.P.are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED FOR ELECTION OF DIRECTOR NOMINEES AND AUDITORS

Under Pennsylvania law, the director nominees receiving the highest number of votes cast will be elected. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for the election of Coopers & Lybrand L.L.P. as auditors. With respect to the election of the director nominees and auditors, an abstention is counted only for purposes of determining a quorum, but is not considered a vote cast. Therefore, an abstention will not be included in the vote totals and will have no effect on the outcome of the vote.

3. OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting not described in this Proxy Statement. The enclosed proxy form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including any shareholder proposal omitted from the Proxy Statement and form of proxy pursuant to the rules of the Securities and Exchange Commission and matters incident to the conduct of the Annual Meeting. As of the time this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Annual Meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

EXECUTIVE COMPENSATION

The following tables and accompanying text discuss the compensation paid to the Company's Chairman and Chief Executive Officer and the Company's four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                               --------------------------------  ------------------------------------
                                                                  AWARDS (3)    PAYOUTS
                                                                 ------------- ---------
                                                                                 LONG
                                                      OTHER       SECURITIES     TERM
        NAME AND                                      ANNUAL      UNDERLYING   INCENTIVE  ALL OTHER
       PRINCIPAL                SALARY    BONUS    COMPENSATION     OPTIONS     PAYOUTS  COMPENSATION
        POSITION          YEAR   ($)       ($)        ($)(1)     (NO. AWARDED)  ($)(4)      ($)(5)
------------------------  ---- -------- ---------- ------------  ------------- --------- ------------
A. J. F. O'Reilly         1997 $777,941 $1,399,676   $227,837(2)    750,000    $     -0-   $511,008
Chairman and CEO          1996  741,511  1,823,689    170,988           -0-          -0-    364,355
                          1995  645,891  1,129,370    199,179           -0-      250,000    214,365
W. R. Johnson             1997  480,919    977,104      --          500,000          -0-     98,517
President and COO         1996  368,684    829,225      --              -0-          -0-     86,459
                          1995  322,791    466,502      --              -0-      180,000     52,698
L. Ribolla                1997  440,419    638,653      --          350,000          -0-        -0-
Executive Vice President  1996  368,684    829,225      --              -0-          -0-        -0-
and President-Heinz       1995  329,408    466,502      --          150,000      100,000        -0-
Europe
W. C. Springer            1997  439,252    672,006    59,254(2)     350,000          -0-    164,516
Executive Vice President  1996  368,684    829,225      --              -0-          -0-    111,112
                          1995  322,791    466,502      --              -0-      135,000     59,267
D. R. Williams            1997  380,651    611,900      --          350,000          -0-    135,549
Executive Vice President  1996  322,080    724,734      --              -0-          -0-     90,206
                          1995  270,230    399,380      --              -0-      100,000     50,277

---------
(1) Pursuant to the Securities and Exchange Commission's rules, perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10 percent of the named executive officer's salary and bonus are not required to be disclosed.

(2) Includes $150,000 for personal financial counseling for Dr. O'Reilly and $40,539 for club dues and memberships used by Mr. Springer in connection with customer relations.

(3) No awards of restricted stock were made to the Chief Executive Officer or any of the executive officers during the period covered by the Summary Compensation Table.

(4) The Company's Long-Term Incentive Plan was terminated by the Board of Directors in fiscal year 1995.

(5) Includes for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Williams, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $343,012, $89,746, $0, $157,800 and $127,645; (ii) amounts attributable to "split dollar" life insurance provided by the Company, $94,810, $4,003, $0, $4,498 and $3,136; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $73,186, $4,768, $0, $2,218 and $4,768.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows information with respect to grants of options to the Chief Executive Officer and the other named executive officers in the 1997 fiscal year.

                                                                         GRANT DATE
                           INDIVIDUAL GRANTS                               VALUE
------------------------------------------------------------------------ ----------
                                       PERCENT OF
                       NUMBER OF     TOTAL OPTIONS                       GRANT DATE
                   SHARES UNDERLYING   GRANTED TO   EXERCISE              PRESENT
                    OPTIONS GRANTED    EMPLOYEES      PRICE   EXPIRATION   VALUE
   NAME                 (#)(1)       IN FISCAL YEAR ($/SHARE)    DATE      ($)(2)
-----------------  ----------------- -------------- --------- ---------- ----------
A. J. F. O'Reilly       750,000           10.0%      $31.875   6/11/06   $4,920,000
W. R. Johnson           500,000            6.7%       31.875   6/11/06    3,280,000
L. Ribolla              350,000            4.7%       31.875   6/11/06    2,296,000
W. C. Springer          350,000            4.7%       31.875   6/11/06    2,296,000
D. R. Williams          350,000            4.7%       31.875   6/11/06    2,296,000

---------
(1) All options were granted on June 12, 1996 and become exercisable in one-third increments on the third, fourth and fifth anniversaries of the date of grant.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price on the options ($31.875) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of 5.5 years; (iii) dividend yield of 3.25%; (iv) a risk-free interest rate of 6.56%; and (v) volatility of 17.46%.

    The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN 1997 FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUE

The following table shows information with respect to the exercises of stock options during 1997 by the Chief Executive Officer and each of the other named executive officers and the value of unexercised options at fiscal year-end.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                      OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                   AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(2)
                                                ------------------------- -------------------------
                   ACQUIRED ON       VALUE
      NAME         EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-----------------  ------------ --------------- ----------- ------------- ----------- -------------
A. J. F. O'Reilly        -0-      $      -0-           -0-    1,875,000   $       -0-  $29,062,538
W. R. Johnson         59,500       1,021,857     1,044,875      640,625    19,769,324    7,003,901
L. Ribolla               -0-             -0-       570,000      500,000    11,657,514    5,918,750
W. C. Springer        14,373         268,974     1,256,250      518,750    25,251,591    5,998,431
D. R. Williams        30,000         530,001       918,750      406,250    17,392,209    4,245,311


---------
(1) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No SARs were exercised during the last fiscal year.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to $41.50, the fair market value of the shares underlying the options at April 30, 1997, less the exercise price, times the number of options.

RETIREMENT BENEFITS

All full-time salaried employees of the Company and certain of its domestic divisions and subsidiaries who were hired before January 1, 1993 are provided retirement benefits under the Employees Retirement System of the H.J. Heinz Company (the "Retirement System") based on credited service to the Company as of December 31, 1992 and the five-year average earnable compensation of the employee as of December 31, 1992. In April 1992, the Board of Directors of the Company amended the Retirement System to provide that no benefits would accrue under this plan on or after January 1, 1993. For purposes of the Retirement System, compensation included salary and bonuses paid under the Company's former Management Incentive Plan ("MIP"), but did not include deferred MIP payments and deferred payments under the Company's former Long-Term Incentive Plan ("LTIP"). The Retirement System has been noncontributory since 1968.

The Board of Directors, effective May 1, 1989, adopted a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including Dr. O'Reilly and the executive officers named in the Summary Compensation Table, who retire under the terms of the Retirement System. The SERP was adopted in order to compensate eligible executives for reductions in the benefits calculated under the Retirement System due to legislative and regulatory limitations imposed on qualified plans. Subject to reduction as described below, the benefit payable under the SERP is a lump sum equal to a multiple of the employee's final average earnable compensation during any five of the last ten years prior to the employee's retirement. The multiple used to calculate benefits under the SERP is based on the participant's years of credited service up to 35 years. Salary, bonus payments (including deferred payments) and one-half of LTIP awards are included in the earnings base of participants. The benefit payable under the SERP is reduced by (i) the lump sum benefit payable under the Retirement System (whether or not the participant elects a lump sum form of payment) and (ii) the value of the participant's age-related Company contribution account under the Company's Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan. All benefit payments under the SERP after such reduction will be made by the Company outside the qualified retirement plans.

Compensation for the fiscal year ended April 30, 1997 included in the earnings base under the SERP for each of the executive officers named in the Summary Compensation Table is as follows: A.J.F. O'Reilly $2,177,617, W. R. Johnson $1,458,023, L. Ribolla $1,079,072, W. C. Springer $1,111,258 and D. R.
Williams $992,551. The following table shows the annual pension equivalent of the estimated maximum retirement benefits payable to the above named executive officers under the Company's qualified retirement plans and the SERP upon normal retirement with the indicated number of credited years of service and amount of eligible compensation. The amounts in the table are not subject to reduction for Social Security.

                                         YEARS OF SERVICE
                      ----------------------------------------------------------
 AVERAGE EARNINGS
   HIGH FIVE OF
  LAST TEN YEARS
PRIOR TO RETIREMENT      15         20          25           30           35
-------------------   --------   --------   ----------   ----------   ----------
    $1,000,000        $288,434   $336,506   $  384,578   $  432,651   $  480,723
     1,100,000         317,277    370,157      423,036      475,916      528,795
     1,300,000         374,964    437,458      499,952      562,446      624,940
     1,500,000         432,651    504,759      576,868      648,976      721,085
     2,100,000         605,711    706,663      807,615      908,566    1,009,518
     2,300,000         663,398    773,964      884,530      995,097    1,105,663
     2,500,000         721,085    841,265      961,446    1,081,627    1,201,808
     2,700,000         778,771    908,566    1,038,362    1,168,157    1,297,952

As of April 30, 1997, the years of service under the Retirement System and the SERP for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Williams were, as rounded to the nearest full year, 28, 15, 30, 23, and 29, respectively. An employee is credited with years of service under the Retirement System for years worked beyond the normal retirement date and prior to January 1, 1993.

REPORT OF THE MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee (the "Committee"), which is made up of seven non-employee directors, oversees the administration of total compensation for senior Company executives. The Company's executive compensation programs are designed to provide payment for performance of assigned accountabilities and reward for the achievement of pre-determined goals which contribute to corporate earnings, with the objective of enhancing shareholder value. Performance goals for the executive officers are established by the Committee.

COMPONENTS OF COMPENSATION

The Company's executive compensation program has three components: base salary, annual incentive award and stock options.

The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of 21 leading international consumer products companies which are, on average, similar to the Company in terms of sales, assets, and total stock market capitalization. The chosen "Peer Group" includes 10 of the 13 companies which comprise the Standard & Poor's Foods Group Index in the Performance Graphs on pages 15 and 16. The Committee believes that the Peer Group represents the Company's most direct competitors for executive talent.

The Committee also calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

BASE SALARY

The Company's policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company's executive officers have been below the median for base salaries of executive officers of the Peer Group. On April 1, 1997, after consideration of Dr. O'Reilly's personal performance during the past year, his annual salary rate was increased to $806,370 per year, a 4% increase. After the increase, Dr. O'Reilly's salary only ranks at the 18th percentile when compared with salaries paid to chief executive officers of the Peer Group. Similar salary action was taken for other executive officers. The average rate of increase for those officers was 4%. The Committee intends to continue to target base salaries at the competitive median.

ANNUAL INCENTIVE

Annual incentives were paid to the executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan approved by shareholders in September 1994. That plan focuses the Company's management on clear performance measures aligned with the creation of shareholder value. The performance measures used in Fiscal Year 1997 were earnings per share ("EPS") for the Company and operating income for the business units.

Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards at target performance which, when added to base salary, produce total cash compensation around the 75th percentile of total cash compensation of the Peer Group. When performance results exceed targeted levels of performance, the Incentive Compensation Plan is intended to provide awards which, when added to base salary, produce total cash compensation above the 75th percentile of the Peer Group and, in the case of outstanding performance, near the 90th percentile of the Peer Group.

Awards to all executive officers, including Dr. O'Reilly, were based on the Company exceeding the earnings per share target approved by the Committee at the beginning of the fiscal year.

In evaluating performance for awarding the annual incentive payments, the Committee has taken into consideration the present and future effect on shareholder value of Project Millennia, the worldwide reorganization of the Company presented to the Committee by Dr. O'Reilly earlier in the year. The Committee recognized that the Company and many of its units would have exceeded the goals established at the beginning of the fiscal year, but for that reorganization. Given the positive effect of the restructuring on present and future shareholder value, the Committee approved incentive awards on the basis of what the Company's EPS would have been, excluding the impact of Project Millennia.

The total of Dr. O'Reilly's base salary payments ($777,941) in fiscal year 1997 plus the fiscal year 1997 incentive ($1,399,676) is at the 70th percentile of chief executives of the Peer Group.

STOCK OPTIONS

The Committee reaffirms its belief that stock options should continue to be a major part of the Company's executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. A grant of 750,000 options was made to Dr. O'Reilly in June 1996 in recognition of the value of his continued leadership and his preparation for senior management transition. There is no established grant cycle for executive officers; rather grants are made on an intermittent basis reflecting a discretionary assessment of future contributions to the longer term growth of the Company and the need to provide a competitive retention incentive. Accordingly, the Committee granted options in June 1996 to certain senior executives in furtherance of the senior management transition plan for the Company.

As a standard practice, the Committee restricts stock option exercise to the period beginning three years from the date of grant with one-third vesting at the end of the third year, one-third at the end of the fourth year and one-third at the end of the fifth year following the grant. The restriction is designed to retain senior management and reinforce the long-term objectives of the Company.

TAX DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 10 of this Proxy Statement to $1,000,000 each, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies. Under the Company's Incentive Compensation Plan, however, the Committee has discretion to pay non-deductible compensation if it concludes that the best interests of the Company and its shareholders outweigh the benefits of preserving the Company's tax deduction for a portion of its compensation payments. That discretion was exercised in respect of fiscal year 1997 because of the impact of Project Millennia on pre-established 1997 performance goals. See "Annual Incentive" above.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

HERMAN J. SCHMIDT, Chairman                  SAMUEL C. JOHNSON
WILLIAM P. SNYDER III                        DONALD R. KEOUGH
ELEANOR B. SHELDON                           THOMAS S. FOLEY
RICHARD M. CYERT

PERFORMANCE GRAPH--FIVE FISCAL YEARS (1992-1997)

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's 500 Stock Index and the return on the Standard & Poor's Foods Group Index, assuming an investment of $100 in each at their closing prices on April 29, 1992 and reinvestment of dividends.


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

              AMONG H.J. HEINZ, S&P 500 INDEX AND S&P FOODS INDEX


  Measurement period
(Fiscal year covered)         H.J. Heinz          S&P 500           S&P Foods
                              ----------          -------           ---------
                                                   Index              Index


Measurement PT-
4/29/92                       $     100           $   100           $    100
-------                       ----------          -------           ---------

FYE 4/29/93                   $     102           $   110           $    105
-------                       ----------          -------           ---------
FYE 4/29/94                   $      98           $   116           $    104
-------                       ----------          -------           ---------
FYE 4/29/95                   $     129           $   137           $    132
-------                       ----------          -------           ---------
FYE 4/29/96                   $     160           $   177           $    154
-------                       ----------          -------           ---------
FYE 4/29/97                   $     203           $   221           $    203
-------                       ----------          -------           ---------


PERFORMANCE GRAPH--17 FISCAL YEARS (1980-1997)

The following graph compares the cumulative shareholder return on the Company's Common Stock over the 17 preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's 500 Stock Index and the return on the Standard & Poor's Foods Group Index, assuming an investment of $100 in each at their closing prices on April 30, 1980 and reinvestment of dividends. Dr. O'Reilly has served as Chief Executive Officer of the Company since July 1, 1979.



                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

              AMONG H.J. HEINZ, S&P 500 INDEX AND S&P FOOD INDEX


   Measurement period
  (Fiscal year covered)          H.J. Heinz       S&P 500        S&P Foods
                                 ----------      ---------      -----------
                                                   Index            Index


Measurement PT-
4/30/80                          $     100       $     100        $    100
-----------                      ---------       ---------        --------

FYE 4/30/81                      $     150       $     132        $    133
-----------                      ---------       ---------        --------
FYE 4/30/82                      $     190       $     123        $    155
-----------                      ---------       ---------        --------
FYE 4/30/83                      $     263       $     178        $    212
-----------                      ---------       ---------        --------
FYE 4/30/84                      $     318       $     187        $    246
-----------                      ---------       ---------        --------
FYE 4/30/85                      $     445       $     215        $    325
-----------                      ---------       ---------        --------
FYE 4/30/86                      $     806       $     295        $    583
-----------                      ---------       ---------        --------
FYE 4/30/87                      $     847       $     367        $    724
-----------                      ---------       ---------        --------
FYE 4/30/88                      $     856       $     352        $    745
-----------                      ---------       ---------        --------
FYE 4/30/89                      $   1,071       $     425        $  1,056
-----------                      ---------       ---------        --------
FYE 4/30/90                      $   1,377       $     478        $  1,201
-----------                      ---------       ---------        --------
FYE 4/30/91                      $   1,706       $     562        $  1,616
-----------                      ---------       ---------        --------
FYE 4/30/92                      $   1,677       $     629        $  1,702
-----------                      ---------       ---------        --------
FYE 4/30/93                      $   1,709       $     689        $  1,709
-----------                      ---------       ---------        --------
FYE 4/30/94                      $   1,636       $     731        $  1,767
-----------                      ---------       ---------        --------
FYE 4/30/95                      $   2,163       $     856        $  2,241
-----------                      ---------       ---------        --------
FYE 4/30/96                      $   2,667       $   1,114        $  2,614
-----------                      ---------       ---------        --------
FYE 4/30/97                      $   3,385       $   1,392        $  3,463
-----------                      ---------       ---------        --------


ADDITIONAL INFORMATION
TRANSACTIONS WITH CERTAIN BENEFICIAL OWNERS

From time to time the Company and certain of its subsidiaries transact business with Mellon Bank, N.A. ("Mellon Bank"), a direct subsidiary of Mellon Bank Corporation. Mellon Bank's holdings of the Company's Common Stock are shown under the heading "Security Ownership of Certain Beneficial Owners" on page 2 of this Proxy Statement. During the period from May 2, 1996 through June 30, 1997, the Company paid approximately $123,000 in commitment fees to Mellon Bank under unsecured lines of credit.


SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the Company's Directors and Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1997, all the Company's Officers, Directors, and greater-than-ten-percent beneficial owners made all required filings on a timely basis.

H. J. HEINZ COMPANY BOARD OF DIRECTORS STATEMENT ON CORPORATE GOVERNANCE

Because of recent emphasis on Corporate Governance matters by certain investors, including the College Retirement Equities Fund, and the issuance of the November 1996 Report of the National Association of Corporate Directors on Director Professionalism, your Directors believe it is appropriate to publish their views and guidelines on this important subject. Consequently, set forth in Appendix A is "H. J. Heinz Company Board of Directors Statement on Corporate Governance."

SHAREHOLDER PROPOSALS

Proposals of shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 7, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1998 Annual Meeting will be scheduled for September 8, 1998.

PROXY

The enclosed proxy includes all shares held in your name as of July 18, 1997, according to the Company's shareholder records, including the number of full shares, if any, that were purchased for you through Mellon Bank pursuant to the Company's Automatic Dividend Reinvestment Service for Shareholders.

ANNUAL REPORT

The Annual Report to Shareholders covering the Company's fiscal year ended April 30, 1997 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Benjamin E. Thomas, Jr.
Secretary

Dated: August 4, 1997

                                                                     APPENDIX A

               H. J. HEINZ COMPANY BOARD OF DIRECTORS STATEMENT
                            ON CORPORATE GOVERNANCE

                                 INTRODUCTION

  In November, 1996, the National Association of Corporate Directors ("NACD") issued a report on Director Professionalism. In the introduction to the NACD report, the following statement is made:

  "The Report grants the premise that each corporation has its unique history and perspectives, and its own future to plan. Fixed, rigid rules of board governance are not, therefore, in order. The Report suggests that qualified directors collectively make their own rules for the governance of their respective boards, and it strongly urges that they do so after thoughtful and rigorous deliberation."

  The Directors of H. J. Heinz Company agree with the NACD that the directors of a company should collectively make their own rules for Corporate Governance. In fact, approximately 18 years ago, long before the subject of Corporate Governance became fashionable, the Board of Directors of H. J. Heinz Company prepared a statement of its responsibilities. That statement has been reviewed and updated as appropriate and has served the Company and its shareholders well throughout the years. The statement, together with the Board's current position on certain Corporate Governance issues, are set forth below.

                     QUALIFICATIONS FOR NOMINEE DIRECTORS
           (AS ADOPTED BY THE NOMINATING COMMITTEE ON JUNE 10, 1992)

  Nominees should be selected on the basis of their business and professional experience and qualifications without discriminating on the basis of race, sex, creed, physical handicap or nationality. Candidates should be persons of substantial accomplishment who have demonstrated leadership in multinational companies or in government, finance, or higher education or who are able to provide company expertise, industry knowledge, or marketing acumen. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders.

                 VIEWS ON CERTAIN CORPORATE GOVERNANCE ISSUES

COMPOSITION OF BOARD OF DIRECTORS

  During the over 50 years that this 128 year old company has been listed on The New York Stock Exchange (the "NYSE"), it has had a Board of Directors that has always had a large number of officer directors (referred to today as insiders or inside directors). Your Board of Directors believes that shareholders are best served by a Board that is composed of both officers who are directors ("insiders") as well as non-officer directors ("outsiders") and that the Heinz Board of Directors has an appropriate balance. Dr. O'Reilly responded to the question on the composition of the Board at the 1996 Annual Meeting of Shareholders as follows:

  "The virtue of insiders is that they know so much more about the business than outsiders. The virtue of the outsiders is that on certain limited, but very important topics, they bring a different point of view. So far, as the business of Heinz is concerned, so far as your profits and dividends are concerned, the insiders, if anything, have a lot more at stake than the outsiders."

  Your Directors agree with Dr. O'Reilly and believe that by having the principal executive officers of the Company serve as directors, the outside directors have a better opportunity to evaluate the personal leadership qualities and management potential of those who are responsible for running the business on a day-to-day basis and are also better able to monitor and evaluate the business plans and operating results which relate to the success of the Company and the enhancement of shareholder value. The Directors believe that a Board composed almost entirely of outside directors would be less able to provide the oversight required to assure good results in an increasingly complex and competitive business environment. Further, there is no empirical evidence that shareholders are better served by having fewer inside directors on a Board of Directors. In fact, according to a recently published study by three professors from The Wharton School, there is no evidence "that independent outside directors create a more effective board than do inside directors" or that "increasing ownership by outside directors leads to improved governance systems." See Core, J., R. Holthausen and D. Larcker, March 1997, Corporate Governance, CEO Compensation and Firm Performance, The Wharton School, University of Pennsylvania.

COMPOSITION OF AUDIT, MANAGEMENT DEVELOPMENT AND COMPENSATION, AND NOMINATING COMMITTEES

  The description of the five Standing Committees of the Board of Directors is set forth on pages 4 and 5 of this Proxy Statement.

  Both the Audit Committee and the Management Development and Compensation Committee ("MDCC") are composed entirely of outside directors; and each meets the applicable requirements of the Securities and Exchange Commission, the Internal Revenue Service, and the NYSE.

  Although the composition of the Nominating Committee is not subject to any regulatory requirements, the Board's own guidelines specify that at least three outside directors serve on the Committee. At this time, there are two inside directors and six outside directors on the Nominating Committee. The Board believes that it is in the best interests of the shareholders that the Chairman of the Board of Directors, who is also the Chief Executive Officer of the Company, be an active member of the Nominating Committee so that his valuable insight and opinions may be expressed and fully considered when nominees for the Board are selected.

      NOMINATING COMMITTEE GUIDELINES AS TO RETIREMENT AGE FOR DIRECTORS
            (ADOPTED BY THE NOMINATING COMMITTEE ON JUNE 12, 1996)

  1. No outside director, other than those serving as of June 12, 1996 (each of whom shall be grandfathered), shall stand for re-election after the attainment of age 72.

  2. No inside director, other than the Chairman, Chief Executive Officer, Vice Chairman and the President, shall stand for re-election after the attainment of age 65 or after his or her retirement as a full-time employee of the Company.

  3. It is the intention of the Nominating Committee that any person, other than a director serving as of June 12, 1996, who is elected to the Board of Directors will be eligible to serve at the time of his or her initial election for at least ten years prior to attaining age 72.

  4. No practicing attorney (including the General Counsel of the Company), other than any attorney who is serving as of June 12, 1996, shall serve as a director of the Company.

  5. It is the intention of the Nominating Committee that each of the above listed guidelines shall be considered to be mandatory except where the needs of the Company for the talents of a particular person at a particular time are such that it would not be in the best interests of the Company to be without such person at that time.

SHAREHOLDERS' VOTING RIGHTS

  All holders of Heinz Common Stock have equal voting rights. As of July 18, 1997, there were 23,240 shares of $1.70 Third Cumulative Preferred Stock outstanding. Holders of these shares, which were issued in connection with an acquisition in 1975, have one-half vote per share.

  In 1983, the Board of Directors adopted a Fair Price Amendment to the Articles of Incorporation, which was approved by the shareholders. The Board of Directors also opted out of the Pennsylvania anti-takeover cash out and control statutes in 1990. These actions by your Board of Directors attest to its commitment to equal rights and fair treatment for all of its shareholders. In fact, contrary to many companies the Board of Directors has never adopted a poison pill as it believes that the best defense against a hostile takeover attempt is to have a good earnings record and provide a fair return to its shareholders.

                              ------------------

  The statement entitled Responsibilities of the Board of Directors of H. J. Heinz Company that is set forth below reflects how the current directors of the Company believe that the Board of Directors of H. J. Heinz Company should govern in order to best serve the interests of its shareholders, employees, and the communities in which it operates as well as its consumers and customers in approximately 200 countries around the world.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS OF H. J. HEINZ COMPANY
("CORPORATE GOVERNANCE GUIDELINES")

  The H. J. Heinz Company (the "Company") is primarily an economic institution offering quality products and services for the public at reasonable cost. It must be skillfully managed to provide: (1) a return to shareholders on their investment, (2) employment opportunities, career advancement and work satisfaction for employees, and (3) capital expansion and development of market opportunities.

  Directors are elected by the shareholders and represent the shareholders as owners of the Company. Directors have a prime responsibility to assure the success and continuity of the business and the conduct of its activities in a responsible and ethical manner.

  The Directors shall maintain relationships with management that are supportive, objectively analytical and critical of performance. In their capacity as Directors they monitor but do not participate in the day-to-day management of the business. The Directors will endeavor to assure that the Company is sensitive and responsible to issues of public interest and encourage management to give proper regard to such issues in policy formulation and decision making. Further, the Directors recognize that the Company shares the common interests of the communities it serves and supports efforts contributing to the improvement of the quality of life.

  More detailed descriptions of these responsibilities and sources of recommendation are described below:

  1. Select and elect the Chief Executive Officer and delegate to him the authority and responsibility to manage the Company (Recommendation from the Management Development and Compensation Committee, which shall be composed entirely of outside directors.)

  2. Elect all corporate officers and approve the appointment of others who may report directly to the Chief Executive Officer. Determine that a satisfactory system is in effect for training, development, and orderly succession of top managers throughout the Company.

  3. Review and approve the management compensation structure and incentive compensation systems of the Company. Review and approve base salaries, incentive payments, stock options, and fringe benefits for the Chief Executive Officer and those eligible managers reporting to the Chief Executive Officer. (Recommendation from the Management Development and Compensation Committee.)

  4. Review and approve the specific annual and long-term financial goals of the Company and monitor financial performance against goals.

  5. Receive and review reports on the trading results of the Company, its profitability, and its financial condition.

  6. Assure that a sound financial structure is in place to finance current and future operations.

  7. Review and approve the plan of organization structure of the Company and World Headquarters offices.

  8. Review and approve corporate objectives and strategies including:

     .  Entering a significant new line of business.

     .  Abandoning a significant present line of business.

     .  Acquisition of or merger with another corporation or other entity.

     . Capital appropriations of over $10,000,000 and real property dispositions over $10,000,000.

     . Overall capital structure of the consolidated corporation (equity and long-term debt) and debt guarantee policies. (Recommendation from the Chief Executive Officer and the Chief Financial Officer.)

  9. Review recommendations for dividend payments and declare dividends. (Recommendation from the Chief Financial Officer and Chief Executive Officer.)

  10. Monitor Company performance using a management information system provided by the Chief Executive Officer and approved by the Board in the following areas:

    .  Financial performance of the Company.

    . Compliance with all major national, foreign, state, and local laws affecting the enterprise.

    The Board will consider causes of significant deficiencies in financial performance and review and act upon recommendations from the Company's public accountants and the Audit Committee.

  11. Appoint appropriate committees to administer employee benefit plans and related investment funds in the United States (such as pension, savings plan, long-term disability, etc.) and to monitor committee reports and recommendations regarding both U.S. and foreign affiliate employee benefit plans and funds.

  12. Administer the Board organization in the following areas:

    . Determine the size and constituency of the Board. (Recommendations from the Nominating Committee.)

    .  Fix the age limit for Board membership.

    .  Fill vacancies on the Board as authorized by the By-laws.
       (Recommendation from the Nominating Committee.)

    . Remove Board members for cause. (Recommendation from the Nominating Committee.)

    .  Appoint and abolish Board committees.

    .  Appoint the Chairman of the Board and Committee Chairmen.
       (Recommendation from the Chief Executive Officer.)

    . Define responsibilities of Board committees. (Recommendation from the Chief Executive Officer.)

    .  Recommend public accountants for approval by shareholders.
       (Recommendation from the Audit Committee.)

    .  Determine times and location of Board meetings.

    .  Determine locations and arrangements for shareholders' meetings.

    .  Establish compensation for Board and Committee service.
       (Recommendation by the Chief Executive Officer.)

    . Approve directorships in companies other than Heinz of all Heinz management employees.

    . Determine amount and type of liability insurance for Board members and officers and other key management employees. (Recommendations from the Chief Financial Officer and Chief Executive Officer.)

  13. Review this document of Board responsibilities biannually at a meeting following the Annual Meeting of Shareholders and make changes to meet the current requirements of the Company.

                              ------------------

CONCLUSION

  Your Directors will continue to review and modify, as they deem appropriate, their Statement on Corporate Governance. The Board believes, however, that the best evidence of performance of a Board of Directors is not the particular style of corporate governance that is followed, but the performance of the Company. In regard to the performance of Heinz, shareholders may be interested to know that an article in the May 15, 1995 issue of Fortune magazine noted that only 116 companies have been counted among the Fortune 500 since the original 1955 list. Of these, only 18 delivered a compounded total annual return of 15% or better, amongst them, Heinz which delivered 16.4%. Moreover, since Dr. O'Reilly became Chief Executive Officer on July 1, 1979, Heinz stock has produced a total annual return of approximately 22%. Your Directors believe the performance record of H. J. Heinz Company over the years and continuing today speaks for itself and wish to assure you that your Directors will always strive to enhance shareholder value in a responsible manner.

                            (Cut along dotted line)
 ...............................................................................

 TICKET REQUEST

 If you plan to attend the Annual Meeting of Shareholders at 2:00 P.M. on Wednesday, September 10, 1997 at Heinz Hall for the Performing Arts in Pittsburgh, this form should be used to request an admission ticket. Please complete the form by printing or typing your name and address. If your request is received by September 3, 1997 an admission ticket will be sent to you. All other admission tickets will be provided beginning at 1:00 P.M. at the registration desk for the meeting (Doors to the meeting will not open before 1:00 P.M.). The envelope provided for the return of your proxy card should also be used to return this form.

 Note: If your shares are not registered in your own name, please advise the shareholder of record (i.e., your bank, broker, trustee, etc.) that you wish to attend the meeting and request that the registered owner provide you with evidence of your stock ownership. This documentation will enable you to gain admittance to the meeting.

 I plan to attend the meeting.

 Name
 -----------------------------------------------------------------------------

 Street Address
 -----------------------------------------------------------------------------

 City
 -----------------------------------------------------------------------------

 State                                                                Zip Code
 -----------------------------------------------------------------------------


PLEASE PRINT OR TYPE

                                      LOGO

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and LAWRENCE J. McCABE are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Wednesday, September 10, 1997, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for election as directors, "FOR" the election of auditors and in accordance with their discretion on such other matters as may properly come before the meeting.

Please mark
your votes as
indicated in    [X]
this example


The Board of Directors recommends a vote "FOR" all nominees for Election as Directors and "FOR" the Election of Auditors.

1.   ELECTION OF DIRECTORS

     FOR all nineteen           WITHHOLD
     nominees unless            AUTHORITY
    otherwise directed       to vote for all
       to the right             nominees

          [   ]                  [   ]

Nominees: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday, T.S. Foley and P.F. Renne

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2.   Election of auditors.

      FOR    AGAINST  ABSTAIN
     [   ]    [   ]    [   ]


3. In their discretion, upon such other matters as may properly come before the meeting.


                              Dated:                                      , 1997
                                    --------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------
                                             Signature of Shareholder(s)

                              (This Proxy Must be Signed Exactly as Name(s)
                               Appears Hereon)

                              Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                         [LOGO of H.J. HEINZ COMPANY]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and LAWRENCE J. McCABE are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Wednesday, September 10, 1997, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for election as directors, "FOR" the election of auditors and in accordance with their discretion on such other matters as may properly come before the meeting.

Please mark
your votes as
indicated in    [X]
this example


The Board of Directors recommends a vote "FOR" all nominees for Election as Directors and "FOR" the Election of Auditors.

1.   ELECTION OF DIRECTORS

     FOR all nineteen           WITHHOLD
     nominees unless            AUTHORITY
    otherwise directed       to vote for all
       to the right             nominees

          [   ]                  [   ]

Nominees: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday, T.S. Foley and P.F. Renne

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2.   Election of auditors.

      FOR    AGAINST  ABSTAIN
     [   ]    [   ]    [   ]


3. In their discretion, upon such other matters as may properly come before the meeting.


                              Dated:                                      , 1997
                                    --------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------
                                             Signature of Shareholder(s)

                              (This Proxy Must be Signed Exactly as Name(s)
                               Appears Hereon)

                              Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                         [LOGO of H.J. HEINZ COMPANY]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.